Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc.
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-171400, 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc, of our reports dated February 15, 2012, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
February 15, 2012